Exhibit 99.1

Jazz Pharmaceuticals Announces Third Quarter 2025 Financial Results and Updates 2025 Financial Guidance

– Modeyso™ approved as the first and only treatment for recurrent H3 K27M-mutant DMG –
– Zepzelca® and atezolizumab (Tecentriq®) combination approved as maintenance therapy in 1L ES-SCLC –
– 3Q25 total revenues increased 7% year-over-year driven by robust growth of Epidiolex®, Xywav® and the launch of Modeyso –

DUBLIN, November 5, 2025 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2025 and updated financial guidance for 2025.

“Achieving the highest revenue quarter in Jazz's history speaks to the strength of our diversified portfolio and the outstanding performance of our team. We were pleased to once again deliver solid execution across our sleep, epilepsy and oncology portfolios, led by double-digit percentage growth from Epidiolex and Xywav,” said Renee Gala, president and chief executive officer of Jazz Pharmaceuticals. “In addition, we achieved several key milestones that will enhance our commercial portfolio, including receiving FDA approvals for Modeyso as well as the Zepzelca and atezolizumab first-line maintenance combination. We remain confident in the opportunity presented by zanidatamab and look forward to sharing the top-line data readout from the Phase 3 HERIZON-GEA-01 trial before the end of the year. With a proven portfolio and strong financial foundation, we are well-positioned to accelerate our evolution and deliver meaningful value for patients and shareholders alike.”

Key Highlights

•Modeyso received accelerated approval from the FDA ahead of its PDUFA date; initiated commercial launch in August 2025 with strong initial uptake and sales of $11.0 million in 3Q25.
•Zepzelca and atezolizumab combination received FDA approval for 1L maintenance treatment of ES-SCLC based on positive data from the Phase 3 IMforte trial.
•Top-line PFS data from zanidatamab in Phase 3 1L GEA expected in 4Q25; updated intent-to-treat population for PFS to include all patients enrolled in the trial.
•Narrowed 2025 total revenue guidance range to $4.175 - $4.275 billion from $4.150 - $4.300 billion.
•Announced the appointment of Dr. Ted Love to the Board of Directors.

Business Updates

Xywav (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Net product sales increased 11% to $431.4 million in 3Q25 compared to 3Q24.
•Meaningful net patient adds in 3Q25 of approximately 450 patients. There were approximately 15,675 active patients exiting the quarter comprised of approximately 10,725 narcolepsy patients and approximately 4,950 idiopathic hypersomnia (IH) patients.

Epidiolex/Epidyolex® (cannabidiol):
•Net product sales increased 20% to $302.6 million in 3Q25 compared to 3Q24.
•In 3Q25, volumes increased by 10%, driven by demand, and net product sales benefitted from lower gross to net deductions in the U.S.

Rylaze®/Enrylaze® (asparaginase erwinia chrysanthemi (recombinant)-rywn):
•Net product sales increased 1% to $99.9 million in 3Q25 compared to 3Q24.

Zepzelca (lurbinectedin):
•Net product sales decreased 8% to $79.3 million in 3Q25 compared to 3Q24.
•Zepzelca and atezolizumab combination was included in National Comprehensive Cancer Network® (NCCN®) Clinical Practice Guidelines in Oncology as a preferred regimen for patients whose disease has not progressed following four cycles of platinum-based chemotherapy and atezolizumab induction.

Ziihera® (zanidatamab-hrii):
•Net product sales were $8.3 million in 3Q25 following product launch in December 2024.
•Updated the intent-to-treat population for the primary PFS (progression-free survival) and interim overall survival analyses of the HERIZON-GEA-01 trial to include the full patient population enrolled in the trial.

Modeyso (dordaviprone):
•Net product sales were $11.0 million in 3Q25 following product launch in August 2025.
•Modeyso was made commercially available quickly following FDA accelerated approval on August 6, ensuring patients with H3 K27M-mutant diffuse midline glioma (DMG) had access to the first and only targeted drug therapy for this ultra-rare and aggressive brain tumor.
•Modeyso was included in the NCCN® Clinical Practice Guidelines in Oncology.

Corporate Development:
•The Company announced a global licensing agreement with Saniona to develop and commercialize SAN2355, a highly differentiated, subtype selective Kv7.2/Kv7.3 activator in preclinical development for epilepsy and other potential indications.

Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Total revenues	$1,126,107	$1,054,969	$3,069,660	$2,980,777
GAAP net income (loss)	$251,412	$215,055	$(559,599)	$369,005
Non-GAAP adjusted net income[1]	$500,653	$412,359	$101,037	$951,445
GAAP earnings (loss) per share	$4.08	$3.42	$(9.18)	$5.63
Non-GAAP adjusted earnings per share[1]	$8.13	$6.54	$1.63	$14.25
____________________________
1.Commencing with the first quarter of 2025, we are no longer including an adjustment for non-cash interest expense in the Company's non-GAAP adjusted financial measures and for the purposes of comparability, non-GAAP adjusted financial measures for the 2024 periods have been updated to reflect this change. See “Non-GAAP Financial Measures” below.

Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Xywav	$431,410	$388,466	$1,191,535	$1,072,238
Xyrem	35,663	58,114	108,253	184,526
Epidiolex/Epidyolex	302,608	251,558	772,075	697,376
Sativex	4,752	4,586	14,774	13,704
Total Neuroscience	774,433	702,724	2,086,637	1,967,844
Rylaze/Enrylaze	99,868	98,780	294,760	309,359
Zepzelca	79,295	85,843	216,869	241,990
Defitelio/defibrotide	51,752	65,818	140,520	158,915
Vyxeos	37,583	34,313	111,978	109,348
Ziihera	8,306	—	16,272	—
Modeyso	11,032	—	11,502	—
Total Oncology	287,836	284,754	791,901	819,612
Other	2,143	2,229	10,863	8,497
Product sales, net	1,064,412	989,707	2,889,401	2,795,953
High-sodium oxybate AG royalty revenue	52,945	58,157	156,029	162,268
Other royalty and contract revenues	8,750	7,105	24,230	22,556
Total revenues	$1,126,107	$1,054,969	$3,069,660	$2,980,777
Total revenues increased 7% in 3Q25 compared to the same period in 2024.
Total neuroscience revenue, including high-sodium oxybate AG royalty revenue, increased 9% to $827.4 million in 3Q25, compared to 3Q24. The increase in 3Q25 was due to higher Epidiolex/Epidyolex and Xywav net product sales, partially offset by decreased Xyrem net product sales.
Oncology net product sales increased 1% to $287.8 million in 3Q25, compared to 3Q24, due to the inclusion of Modeyso and Ziihera net product sales, offset by lower net product sales of Defitelio/defibrotide and Zepzelca.

Operating Expenses and Income Tax (Benefit) Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2025	2024	2025	2024
GAAP:
Cost of product sales	$128,880	$111,611	$349,768	$317,000
Gross margin	87.9%	88.7%	87.9%	88.7%
Selling, general and administrative	$530,647	$325,772	$1,403,059	$1,016,007
% of total revenues	47.1%	30.9%	45.7%	34.1%
Research and development	$198,203	$199,919	$568,827	$643,500
% of total revenues	17.6%	19.0%	18.5%	21.6%
Acquired in-process research and development	$42,500	$—	$947,862	$10,000
Income tax benefit	$(242,424)	$(14,533)	$(277,406)	$(33,517)
Effective tax rate	N/A(1)	(7.2)%	33.2%	(9.9)%
_________________________
1.Not a meaningful metric due to minimal profit before tax in this period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2025	2024	2025	2024
Non-GAAP adjusted:
Cost of product sales	$83,176	$72,844	$229,175	$209,405
Gross margin	92.2%	92.6%	92.1%	92.5%
Selling, general and administrative	$460,061	$288,672	$1,242,722	$903,557
% of total revenues	40.9%	27.4%	40.5%	30.3%
Research and development	$169,977	$180,992	$496,730	$588,470
% of total revenues	15.1%	17.2%	16.2%	19.7%
Acquired in-process research and development	$42,500	$—	$947,862	$10,000
Income tax (benefit) expense	$(178,781)	$40,414	$(100,096)	$127,528
Effective tax rate	(55.5)%	8.9%	N/A(1)	11.8%
_________________________
1.Not a meaningful metric due to minimal profit before tax in this period.

Changes in operating expenses and income tax (benefit) expense in 3Q25 over the prior year period are primarily due to the following:
•Cost of product sales, on a GAAP and non-GAAP adjusted basis, increased in 3Q25 compared to 3Q24, primarily due to higher inventory provisions and changes in product mix. Cost of product sales, on a GAAP basis, included higher acquisition accounting inventory fair value step-up expense in 3Q25 as compared to 3Q24.
•Selling, general and administrative (SG&A) expenses, on a GAAP and non-GAAP adjusted basis, increased in 3Q25 compared to 3Q24, primarily due to the Avadel litigation settlement of $90.0 million and a Xyrem antitrust litigation settlement of $61.5 million, and, to a lesser extent, higher compensation-related expenses driven by higher headcount along with increased investment in sales and marketing in support of our commercial portfolio. SG&A expenses, on a GAAP basis, also included increased share-based compensation expense.
•Research and development (R&D) expenses, on a GAAP and non-GAAP adjusted basis, decreased in 3Q25 compared to 3Q24, primarily due to lower clinical study costs primarily related to zanidatamab as a result of timing of clinical trial activities, JZP385 (essential tremor) following discontinuation of this program, and JZP258 (XYLO/DUET) due to the completion of this trial in the first half of 2025, partially offset by the addition of costs relating to Modeyso following the Chimerix acquisition. R&D expenses, on a GAAP basis, included integration expenses related to the Chimerix acquisition of $6.5 million.
•Acquired in-process research and development (IPR&D) in 3Q25, on a GAAP and non-GAAP adjusted basis, represents the upfront payment made in connection with our global license agreement with Saniona.
•Income tax benefit in 3Q25, on a GAAP and non-GAAP adjusted basis, included a benefit of $205.9 million on recognition of certain U.S. federal and state deferred tax assets acquired through the Chimerix acquisition.
Cash Flow and Balance Sheet
As of September 30, 2025, cash, cash equivalents and investments were $2.0 billion, and the outstanding principal balance of the Company’s long-term debt was $5.4 billion. In addition, the Company had undrawn borrowing capacity under a revolving credit facility of $885.0 million. For the nine months ended September 30, 2025, the Company generated $993.3 million of cash from operations reflecting strong business performance and continued financial discipline.

2025 Financial Guidance
Jazz Pharmaceuticals has updated its full-year 2025 financial guidance as follows:

Guidance provided as of
(In millions)	November 5, 2025	August 5, 2025
Total Revenues	$4,175 - $4,275	$4,150 - $4,300

GAAP:

(In millions, except per share amounts and percentages)	November 5, 2025	August 5, 2025
Gross margin %	88%	88%
SG&A expenses	$1,786 - $1,846	$1,620 - $1,693
R&D expenses	$771 - $810	$805 - $865
Acquired IPR&D	$948	$905
Effective tax rate	35% - 45%	4% - 16%
Net loss	$(435) - $(315)[1]	$(565) - $(450)
Net loss per diluted share	$(7.10) - $(5.20)[1]	$(9.25) - $(7.50)
Weighted-average ordinary shares used in per share calculations	61	61 - 62
Non-GAAP adjusted:

(In millions, except per share amounts and percentages)	November 5, 2025	August 5, 2025
Gross margin %	92%[2,6]	92%
SG&A expenses	$1,590 - $1,630[3,6]	$1,450 - $1,500
R&D expenses	$680 - $710[4,6]	$730 - $780
Acquired IPR&D	$948	$905
Effective tax rate	(20)% - (15)%[5,6]	27% - 37%
Net income	$475 - $525[1,6]	$300 - $350
Net income per diluted share	$7.65 - $8.45[1,6]	$4.80 - $5.60
Weighted-average ordinary shares used in per share calculations	62	62 - 63
___________________________
1.The projected GAAP net loss and non-GAAP adjusted net income include acquired IPR&D expenses of $947.9 million, litigation settlement expenses of $323.5 million and an income tax benefit of $205.9 million, which impact the Company's projected results by $1.0 billion (net of tax of $54.8 million), or $16.40 per share and $16.30 per share, on a GAAP and on a non-GAAP adjusted basis, respectively.
2.Excludes $135-$155 million of amortization of acquisition accounting inventory fair value step-up, and $18-$19 million of share-based compensation expense.
3.Excludes $179-$192 million of share-based compensation expense and $17-$24 million of integration related expenses.
4.Excludes $83-$89 million of share-based compensation expense and $8-$11 million of integration related expenses.
5.Excludes 50%-65% from the GAAP effective tax rate of 35%-45% relating to the income tax effect of adjustments between GAAP net loss and non-GAAP adjusted net income, resulting in a non-GAAP adjusted effective tax rate of (20)%-(15)%.
6.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of 2025 GAAP Net Loss and Diluted LPS to Non-GAAP Adjusted Net Income and Diluted EPS Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2025 third quarter results.

Interested parties may register for the call here or via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases — often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the Company presents non-GAAP adjusted net income (and the related per share measure) and its line-item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line-item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line-item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of the non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.

The Company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the Company’s results from period to period, to its forward-looking guidance, and to identify operating trends in the Company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the Company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the Company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the Company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the first quarter of 2025, the Company is no longer including an adjustment for non-cash interest expense in the Company's non-GAAP adjusted financial measures. For purposes of comparability, non-GAAP adjusted financial measures for the 2024 periods have been updated to reflect this change. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to: the Company’s growth prospects and future financial and operating results, including the Company’s 2025 financial guidance and the Company’s expectations related thereto, including with respect to anticipated catalysts; expectations with respect to the transition of the CEO role; anticipated multiple near-term pipeline catalysts that each represent significant opportunities to drive greater revenue and create long-term value; expectations that Epidiolex will achieve blockbuster status in 2025; anticipated benefits and expenses relating to the Company’s acquisition of Chimerix; the Company’s advancement of pipeline programs and the timing of development activities, regulatory activities and submissions related thereto; the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of Modeyso in recurrent H3 K27M-mutant diffuse glioma and extend to use in first-line patients; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof, including: top-line PFS data from a Phase 3 trial of zanidatamab in 1L GEA; and the Company’s development, regulatory and commercialization strategy; the Company’s expectations with respect to its products and product candidates and the potential of the Company’s products and product candidates and the potential regulatory path related thereto; including Zepzelca's potential to change current practice as maintenance therapy in 1L ES-SCLC and Modeyso's potential to be a meaningful and durable revenue opportunity; the Company’s capital allocation and corporate development strategy; the potential successful future development, manufacturing, regulatory and commercialization activities; the Company’s ability to realize the commercial potential of its products; the Company’s net product sales and goals for net product sales from new and acquired products; the Company’s views and expectations relating to its patent portfolio, including with respect to expected patent protection, as well as expectations with respect to exclusivity; the Company’s clinical trials confirming clinical benefit or enabling regulatory submissions; planned or anticipated regulatory submissions and filings, and the anticipated timing thereof; potential regulatory approvals; and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Rylaze and Epidiolex/Epidyolex and other marketed products; the introduction of new products into the U.S. market that compete with, or otherwise disrupt the market for the Company's products and product candidates; effectively launching and commercializing the Company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the Company’s product candidates; obtaining and maintaining adequate coverage and reimbursement for the Company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the Company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the Company’s business operations and financial results; geopolitical events, including international tariffs and trade restrictions and the conflict between Russia and Ukraine and related sanctions; macroeconomic conditions, including global financial markets, rising interest rates and inflation and recent and potential banking disruptions; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing the Company’s intellectual property rights and the Company’s commercial success being dependent upon the Company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; delays or problems in the supply or manufacture of the Company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired products and product candidates, products and businesses, including Chimerix and the acquired product Modeyso; the Company’s ability to realize the anticipated benefits of its corporate development transactions and its collaborations and license agreements with third parties; the sufficiency of the Company’s cash flows and capital resources; the Company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the Company’s ability to meet its projected long-term goals and objectives, in the time periods that the Company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the Company’s long-term goals and objectives; fluctuations in the market price and trading volume of the Company's ordinary shares; the timing and availability of alternative investment opportunities; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals' Securities and Exchange Commission filings and reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and future filings and reports by the Company, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Product sales, net	$1,064,412	$989,707	$2,889,401	$2,795,953
Royalties and contract revenues	61,695	65,262	180,259	184,824
Total revenues	1,126,107	1,054,969	3,069,660	2,980,777
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	128,880	111,611	349,768	317,000
Selling, general and administrative	530,647	325,772	1,403,059	1,016,007
Research and development	198,203	199,919	568,827	643,500
Intangible asset amortization	168,368	157,457	484,919	468,410
Acquired in-process research and development	42,500	—	947,862	10,000
Total operating expenses	1,068,598	794,759	3,754,435	2,454,917
Income (loss) from operations	57,509	260,210	(684,775)	525,860
Interest expense, net	(48,576)	(58,702)	(149,645)	(186,841)
Foreign exchange gain (loss)	102	(701)	(1,910)	(1,887)
Income (loss) before income tax benefit and equity in loss of investees	9,035	200,807	(836,330)	337,132
Income tax benefit	(242,424)	(14,533)	(277,406)	(33,517)
Equity in loss of investees	47	285	675	1,644
Net income (loss)	$251,412	$215,055	$(559,599)	$369,005

Net income (loss) per ordinary share:
Basic	$4.14	$3.50	$(9.18)	$5.93
Diluted	$4.08	$3.42	$(9.18)	$5.63
Weighted-average ordinary shares used in per share calculations - basic	60,696	61,414	60,955	62,275
Weighted-average ordinary shares used in per share calculations - diluted	61,606	63,174	60,955	67,511

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,326,070	$2,412,864
Investments	720,000	580,000
Accounts receivable, net of allowances	764,364	716,765
Inventories	483,111	480,445
Prepaid expenses	146,892	177,411
Other current assets	315,441	261,543
Total current assets	3,755,878	4,629,028
Property, plant and equipment, net	188,913	173,413
Operating lease assets	61,204	53,582
Intangible assets, net	4,565,737	4,755,695
Goodwill	1,827,483	1,716,323
Deferred tax assets, net	846,168	560,245
Deferred financing costs	8,034	9,489
Other non-current assets	103,068	114,482
Total assets	$11,356,485	$12,012,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$152,227	$77,869
Accrued liabilities	1,001,556	910,947
Current portion of long-term debt	1,029,179	31,000
Income taxes payable	91,140	18,757
Total current liabilities	2,274,102	1,038,573
Long-term debt, less current portion	4,331,982	6,077,640
Operating lease liabilities, less current portion	53,426	38,938
Deferred tax liabilities, net	629,033	676,736
Other non-current liabilities	108,912	86,614
Total shareholders’ equity	3,959,030	4,093,756
Total liabilities and shareholders’ equity	$11,356,485	$12,012,257

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$993,255	$997,328
Net cash used in investing activities	(1,137,751)	(314,908)
Net cash provided by (used in) financing activities	(948,820)	28,791
Effect of exchange rates on cash and cash equivalents	6,522	614
Net increase (decrease) in cash and cash equivalents	$(1,086,794)	$711,825

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Net Income	Diluted Earnings Per Share (EPS)	Net Income	Diluted EPS[1]	Net Income (Loss)	Diluted EPS/(Loss) Per Share (LPS)	Net Income	Diluted EPS[1]
GAAP reported	$251,412	$4.08	$215,055	$3.42	$(559,599)	$(9.18)	$369,005	$5.63
Intangible asset amortization	168,368	2.73	157,457	2.49	484,919	7.83	468,410	6.94
Share-based compensation expense	88,125	1.43	59,760	0.95	220,279	3.56	177,855	2.63
Acquisition accounting inventory fair value step-up	40,355	0.66	35,034	0.55	107,344	1.73	97,220	1.44
Integration related expenses[2]	16,036	0.26	—	—	25,404	0.41	—	—
Income tax effect of above adjustments	(63,643)	(1.03)	(54,947)	(0.87)	(177,310)	(2.86)	(161,045)	(2.39)
Effect of potentially dilutive ordinary shares on non-GAAP adjusted EPS[1]	—	—	—	—	—	0.14	—	—
Non-GAAP adjusted	$500,653	$8.13	$412,359	$6.54	$101,037	$1.63	$951,445	$14.25
Weighted-average ordinary shares used in diluted per share calculations - GAAP[1]	61,606		63,174		60,955		67,511
Dilutive effect of employee equity incentive and purchase plans	—		—		951		—
Weighted-average ordinary shares used in diluted per share calculations - non-GAAP[1]	61,606		63,174		61,906		67,511
________________________________________________
Explanation of Adjustments and Certain Line Items:
1.Diluted EPS was calculated using the "if-converted" method in relation to the 2.000% exchangeable senior notes due 2026, or the 2026 Notes. In July 2024, we made the irrevocable election to net share settle the 2026 Notes. As a result, the assumed issuance of ordinary shares upon exchange of the 2026 Notes has only been included in the calculation of diluted EPS, on a GAAP and non-GAAP adjusted basis, up to the date the irrevocable election was made. Diluted EPS, on a GAAP and non-GAAP adjusted basis, for the three and nine months ended September 30, 2024 included 1.3 million shares and 4.7 million shares, respectively, related to the assumed conversion of the 2026 Notes and the associated interest expense, net of tax, add-back, to GAAP reported net income and non-GAAP adjusted net income, for the three and nine months ended September 30, 2024 of $1.0 million and $10.8 million, respectively.
2.Integration related expenses with respect to the Chimerix acquisition.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In thousands, except percentages)
(Unaudited)

	Three months ended September 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax benefit	Effective tax rate
GAAP Reported	$128,880	87.9%	$530,647	$198,203	$168,368	$42,500	$48,576	$(242,424)	N/A(1)
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(168,368)	—	—	—	—
Share-based compensation expense	(5,063)	0.5	(61,295)	(21,767)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(40,355)	3.8	—	—	—	—	—	—	—
Integration related expenses	(286)	—	(9,291)	(6,459)	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	63,643	N/A(1)
Total of non-GAAP adjustments	(45,704)	4.3	(70,586)	(28,226)	(168,368)	—	—	63,643	N/A(1)
Non-GAAP Adjusted	$83,176	92.2%	$460,061	$169,977	$—	$42,500	$48,576	$(178,781)	(55.5)%
_________________________
1.Not a meaningful metric due to minimal GAAP profit before tax in this period.

	Three months ended September 30, 2024
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$111,611	88.7%	$325,772	$199,919	$157,457	$58,702	$(14,533)	(7.2)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(157,457)	—	—	—
Share-based compensation expense	(3,733)	0.4	(37,100)	(18,927)	—	—	—	—
Acquisition accounting inventory fair value step-up	(35,034)	3.5	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	54,947	16.1
Total of non-GAAP adjustments	(38,767)	3.9	(37,100)	(18,927)	(157,457)	—	54,947	16.1
Non-GAAP Adjusted	$72,844	92.6%	$288,672	$180,992	$—	$58,702	$40,414	8.9%

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In thousands, except percentages)
(Unaudited)

	Nine months ended September 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax benefit	Effective tax rate
GAAP Reported	$349,768	87.9%	$1,403,059	$568,827	$484,919	$947,862	$149,645	$(277,406)	33.2%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(484,919)	—	—	—	—
Share-based compensation expense	(12,963)	0.5	(143,968)	(63,348)	—	—	—	—	—
Integration related expenses	(286)	—	(16,369)	(8,749)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(107,344)	3.7	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	177,310	N/A(1)
Total of non-GAAP adjustments	(120,593)	4.2	(160,337)	(72,097)	(484,919)	—	—	177,310	N/A(1)
Non-GAAP Adjusted	$229,175	92.1%	$1,242,722	$496,730	$—	$947,862	$149,645	$(100,096)	N/A(1)
_________________________
1.Not a meaningful metric due to minimal non-GAAP profit before tax in this period.

	Nine months ended September 30, 2024
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$317,000	88.7%	$1,016,007	$643,500	$468,410	$10,000	$186,841	$(33,517)	(9.9)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(468,410)	—	—	—	—
Share-based compensation expense	(10,375)	0.4	(112,450)	(55,030)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(97,220)	3.4	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	161,045	21.7
Total of non-GAAP adjustments	(107,595)	3.8	(112,450)	(55,030)	(468,410)	—	—	161,045	21.7
Non-GAAP Adjusted	$209,405	92.5%	$903,557	$588,470	$—	$10,000	$186,841	$127,528	11.8%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF 2025 GAAP NET LOSS AND DILUTED LPS TO NON-GAAP ADJUSTED NET INCOME AND DILUTED EPS GUIDANCE
(In millions, except per share amounts)
(Unaudited)

	Net Income (Loss)	Diluted EPS/(LPS)
GAAP	$(435) - $(315)	$(7.10) - $(5.20)
Intangible asset amortization	610 - 660	9.85 - 10.65
Share-based compensation expense	280 - 300	4.50 - 4.85
Acquisition accounting inventory fair value step-up	135 - 155	2.15 - 2.50
Integration related expenses	25 - 35	0.40 - 0.55
Income tax effect of above adjustments	(210) - (240)	(3.40) - (3.85)
Effect of potentially dilutive ordinary shares on non-GAAP adjusted EPS	-	0.10 - 0.15
Non-GAAP adjusted	$475 - $525	$7.65 - $8.45

Weighted-average ordinary shares used in per share calculations - GAAP	61
Weighted-average ordinary shares used in per share calculations - non-GAAP	62

Contacts:

Investors:
Jack Spinks
Executive Director, Investor Relations
Jazz Pharmaceuticals plc
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:
Kristin Bhavnani
Head of Global Corporate Communications
Jazz Pharmaceuticals plc
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 637 2141
U.S. +1 215 867 4948